     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2001
================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X]     Preliminary proxy statement

[ ]     Confidential, for use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive proxy statement

[ ]     Definitive additional materials

[ ]     Soliciting material under Rule 14a-12

                                THE CRONOS GROUP
--------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        (2)    Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------


        (4)    Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------


        (5)    Total fee paid:


        ------------------------------------------------------------------------


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:


        ------------------------------------------------------------------------

        (2)    Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------

        (3)    Filing Party:


        ------------------------------------------------------------------------

        (4)    Date Filed:


        ------------------------------------------------------------------------

                                                                   [CRONOS LOGO]

PRELIMINARY PROXY STATEMENT

                                THE CRONOS GROUP
                            SOCIETE ANONYME HOLDING

                                                                 Dennis J. Tietz
                                                                        Chairman

                            [               ], 2001

To Our Shareholders:

     We have set our 2001 annual meeting of shareholders for Friday, June 1, 2001, to commence at 10:00 a.m. (local time) at the Hotel Le Royal, 12 Boulevard Royal, Luxembourg. At the meeting we will ask you to re-elect myself and Peter
J. Younger, Chief Operating Officer of the Company, as Directors, to approve an amendment to our 1999 Stock Option Plan, to approve our appointment of Deloitte & Touche S.A. as our auditors for the year ending December 31, 2001, and to take certain other actions that we are required to submit to you under Luxembourg law.

     Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the Proxy Statement, which contains detailed information about these proposals.

     As part of our efforts to restore the Company to stability, we are scheduling our 2001 annual meeting for June 1st of this year, following the pattern of most public companies in holding their annual meetings of shareholders shortly after the distribution of their annual reports. While our 2001 annual meeting will be held soon after our 2000 annual shareholders' meeting (held January 10, 2001), we believe it important to return to a more traditional schedule for the holding of our annual meetings of shareholders. With this proxy statement you are also receiving our 2000 annual report, as well as the Company's consolidated and unconsolidated financial statements for the year ended December 31, 2000.

     You do not need to attend the meeting to participate. It is important that you take a few minutes to read the enclosed materials and to vote your shares. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. The vote of each shareholder is important and your cooperation in promptly returning your executed proxy would be appreciated. Each proxy is revocable and will not affect your right to vote in person. Therefore, even if you execute a proxy, you may still attend the annual meeting of shareholders and vote your shares in person.

                                          Sincerely,


                                          Dennis J. Tietz
                                          Chairman of the Board and
                                          Chief Executive Officer

                                                                   [CRONOS LOGO]

                                THE CRONOS GROUP
                            SOCIETE ANONYME HOLDING
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

DATE:   Friday, June 1, 2001
TIME:   10:00 a.m.
PLACE:  Hotel Le Royal
        12 Boulevard Royal
        Luxembourg

MATTERS TO BE VOTED UPON:

     1. Election of two directors to serve three-year terms expiring in 2004.

     2. Approval of an amendment to the Company's 1999 Stock Option Plan to increase the per-participant limit on shares subject to options granted thereunder from 80,000 shares to 100,000 shares (no increase in the aggregate number of shares subject to the Plan -- 500,000 -- is sought).

     3. Appointment of Deloitte & Touche S.A. as the Company's independent auditors for the year ending December 31, 2001 for both the consolidated and unconsolidated accounts and grant of authorization to the Board of Directors to fix the compensation of the independent auditors.

     4. Approval of the consolidated and unconsolidated financial statements of the Company for the year ended December 31, 2000 and the reports of the Company's independent auditors and Board of Directors thereon.

     5. Discharge of the directors of the Company pursuant to Article 74 of Luxembourg's Companies Law from the execution of their mandate for the year ended December 31, 2000.

     6. Allocation of the profit/loss reported by the Company for the year ended December 31, 2000.

     7. Any other matter properly brought before the shareholders at the annual meeting or any adjournment thereof.

     The close of business on April 4, 2001 was fixed as the record date for determining which shareholders are entitled to notice of the meeting, and any adjournment, postponement, or continuation thereof, and which shareholders are entitled to vote.

     The address of the Company's registered office is 16, Allee Marconi, Boite Postale 260, L-2120 Luxembourg, and its telephone number is 352 453 145. The Company is organized in Luxembourg as a societe anonyme holding with registrar number RCS LUX B27.489.

                                          On Behalf of the Board of Directors,


                                          Dennis J. Tietz
                                          Chairman of Board
                                          and Chief Executive Officer
            , 2001

                                THE CRONOS GROUP
                            SOCIETE ANONYME HOLDING
                               16, ALLEE MARCONI
                               BOITE POSTALE 260
                               L-2120 LUXEMBOURG
                            ------------------------

                                PROXY STATEMENT

     Your vote at this annual meeting is important to us. Please vote your common shares by completing the enclosed proxy card and returning it to us in the enclosed envelope. This Proxy Statement has information about the annual meeting and was prepared by the Company's management for the Board of Directors.
This Proxy Statement was first mailed to shareholders on                , 2001.

                                    CONTENTS

                                                              PAGE
                                                              ----
General Information About Voting............................    2
Proposal No. 1. Election of Directors.......................    4
Proposal No. 2. Amendment of 1999 Stock Option Plan.........    6
Proposal No. 3. Appointment of Deloitte & Touche S.A. as
  Independent Auditors......................................    8
Proposal Nos. 4 - 6. Proposals for Submission to the
  Shareholders Under Luxembourg Law.........................   10
Committees of the Board of Directors........................   11
Compensation of Executive Officers and Directors............   12
Certain Relationships and Related Transactions..............   18
Audit Committee Report......................................   20
Compensation Committee Report on Executive Compensation.....   21
Performance Graph...........................................   23
Security Ownership of Certain Beneficial Owners and
  Management................................................   23
Other Matters...............................................   25
Shareholder Proposals for 2002 Annual Meeting...............   26
Other Information...........................................   26

                        GENERAL INFORMATION ABOUT VOTING

Who is soliciting your vote?

     These proxy materials are furnished in connection with the solicitation by the Board of Directors of The Cronos Group ("Cronos" or the "Company") of proxies to be voted at the Company's 2001 annual meeting and at any meeting following an adjournment, postponement, or continuation thereof.

Who can vote?

     The Board of Directors has fixed the record date as of the close of business on April 4, 2001. Only holders of common shares of the Company on the record date are entitled to vote at the annual meeting. A total of 9,158,378 common shares can be voted at the annual meeting. Shareholders are entitled to one vote for each common share owned on the record date. The enclosed proxy card shows the number of shares you can vote.

Who are the proxyholders?

     The persons named in the enclosed proxy are directors and/or officers of the Company. A shareholder has the right to appoint a person (who need not be a shareholder of the Company) as proxy to attend and act on such shareholder's behalf at the annual meeting.

How do I vote by proxy?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign, date and promptly return the enclosed proxy card in the accompanying envelope. The common shares presented by any valid proxy will be voted on all matters in accordance with the specifications or instructions marked on the proxy card. In the absence of any such specification or instruction, such common shares will be voted FOR, AGAINST or WITHHELD for voting (abstain) on all of the proposals specified in the form of proxy as the proxyholder shall determine, in his discretion.

     The accompanying proxy for the annual meeting confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in this notice and proxy statement and with respect to such other business or matters which may properly come before the annual meeting or any adjournment.

What if other matters come up at the annual meeting?

     The Board of Directors does not presently know of any matter to be considered at the meeting other than the matters described herein and in the Notice of Annual Meeting of Shareholders. However, if other matters are properly presented at the meeting, the proxyholders will vote your shares, on your behalf, in accordance with their judgment.

Can I change my vote after I return my proxy card?

     Yes. At any time before the vote on a proposal, you can revoke your proxy or change your vote either by submitting to the Company's secretary a written notice of revocation, or by signing, dating, and returning a later-dated proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     Although we encourage you to complete and return the enclosed proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

     If your shares are held in the name of your broker, a bank, or other nominee, that institution should provide you with instructions for voting your shares. Please contact the person responsible for your account and give instructions for a proxy card to be signed representing your common shares of the Company. We urge you to confirm in writing your instructions to the person responsible for your account. In addition, please provide a copy of those instructions to the Company at the address indicated below, so that we may be aware of your instructions in order to attempt to ensure that such instructions are followed.

How are votes counted?

     Under Luxembourg law, actions requiring the approval of shareholders can generally be taken by approval of the holders of a simple majority of shares present or represented, and voting, without regard to any minimum quorum requirements. Two exceptions are (i) to amend the Articles of Incorporation ("Articles") and (ii) any action for which Luxembourg law or the Articles require more than a majority vote or require a specified quorum.

     The Company's common shares are traded on the NASDAQ Stock Market (Symbol:
CRNS). Under NASDAQ's rules, the minimum quorum for any meeting of shareholders of a NASDAQ company is 33 1/3 percent of the outstanding common shares of the company. The Company will observe this requirement in holding its annual meeting, and accordingly a quorum of at least one-third of the outstanding common shares of the Company entitled to vote at the annual meeting, represented in person or by proxy, will be necessary to convene the annual meeting.

     The Company's Articles require the approval of the holders of a simple majority of the outstanding common shares of the Company for the election of directors to the Board. Therefore, with respect to "Proposal No. 1 -- Election of Directors," if you do not sign and return a proxy card, your shares will be counted as abstentions and will have the effect of a vote AGAINST the proposal.

     The affirmative vote of the holders of a majority of the common shares of the Company present in person or represented by proxy, and voting, is required to approve the other matters to be presented at the annual meeting.

     Abstentions and broker non-votes are each excluded in the determination of the number of shares present and voting. However, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum of shareholders at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or other person entitled to vote.

Who pays for this proxy solicitation?

     Cronos will pay the full cost of this proxy solicitation and expenses incurred in connection with preparing and distributing this proxy statement. We have retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The cost of CIC's services is estimated at $4,500, plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, employees of the Company may solicit proxies by telephone, or by other means. None of these employees will receive extra compensation for their assistance in the solicitation of proxies.

     We will request that banks, brokerage houses, and other custodians, nominees and fiduciaries forward the proxy solicitation materials to the beneficial owners of common shares of the Company that such institutions hold of record. We will reimburse such institutions for their reasonable out-of-pocket expenses.

How can I get further information?

     Shareholders can call the investor relations department of our affiliate, Cronos Capital Corp., at (415) 677-8990, or contact us by email at ir@cronos.com, with any questions about voting procedures or the other matters discussed herein.

     SHAREHOLDERS MAY OBTAIN COPIES OF THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q BY CONTACTING THE INVESTOR RELATIONS DEPARTMENT OR BY WRITING TO THE SECRETARY OF CRONOS CAPITAL CORP., ONE FRONT STREET, SUITE 1500, SAN FRANCISCO, CALIFORNIA 94111.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Articles provide that it is to be managed by a Board of Directors composed of at least three members who need not be shareholders of the Company and who shall be elected by the holders of a simple majority of the outstanding common shares for a term of three years and until their successors are elected. The terms of the directors are staggered so that the terms of one-third of the total number of directors expire in each year.

     Presently, the Board of Directors is composed of Dennis J. Tietz (Chairman), Peter J. Younger, Maurice Taylor, Charles Tharp, S. Nicholas Walker, and Robert M. Melzer.

     Mr. Tietz was appointed to the Board of Directors as Chairman on March 30, 1999, to serve out the remaining term of his predecessor, Rudolf J. Weissenberger. Mr. Tietz and Mr. Younger were elected by the shareholders to the Board of Directors at the 1999 annual meeting for two-year terms expiring at the conclusion of the annual meeting for 2001, and are therefore standing for re-election at this annual meeting.

     Messrs. Melzer and Walker were elected to the Board of Directors at the 1999 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2002 and are therefore not standing for re-election at this annual meeting.

     Messrs. Taylor and Tharp were re-elected to the Board of Directors at the 2000 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2003 and are therefore not standing for re-election at this annual meeting.

Dennis J. Tietz

     Mr. Tietz, age 48, was appointed Chief Executive Officer of the Company on December 11, 1998, and Chairman of the Board of Directors on March 30, 1999, to fill the vacancies created by the resignation of Rudolph J. Weissenberger as Chief Executive Officer and Chairman of the Board. From 1986 until his election as Chief Executive Officer of the Company, Mr. Tietz was responsible for the organization and marketing of investment programs managed by Cronos Capital Corp. ("CCC") (formerly called Intermodal Equipment Associates), a subsidiary of the Company. From 1981 to 1986, Mr. Tietz supervised container lease operations in both the United States and Europe. Prior to joining CCC in 1981, Mr. Tietz was employed by Trans Ocean Leasing Corporation, San Francisco, California, a container leasing company, as regional manager based in Houston, with responsibility for leasing and operational activities in the US Gulf. Mr. Tietz holds a B.S. degree in Business Administration from San Jose State University. Mr. Tietz is a licensed principal with the National Association of Securities Dealers. Mr. Tietz currently serves as Chairman of the International Institute of Container Lessors.

Peter J. Younger

     Mr. Younger, age 44, was elected to the Board of Directors of the Company at the 1999 annual meeting held on January 13, 2000. Mr. Younger was appointed as Chief Operating Officer of the Company on August 4, 2000, as Executive Vice President in April 1999, and as Chief Financial Officer in March 1997. From 1991 to 1997, Mr. Younger served as Vice President of Finance of Cronos Containers Limited, a subsidiary of the Company located in the United Kingdom. From 1987 to 1991, Mr. Younger served as Vice President and Controller of CCC in San Francisco. Prior to 1987, Mr. Younger was a certified public accountant and a principal with the accounting firm of Johnson, Glaze and Co. in Salem, Oregon. Mr. Younger holds a B.S. degree in Business Administration from Western Baptist College, Salem, Oregon.
                            ------------------------

     We are proposing that the shareholders re-elect Messrs. Tietz and Younger to the Board of Directors to serve until the conclusion of the annual meeting for 2004 and the election of their successors. Each of the nominees has agreed to be named in this Proxy Statement and to serve as a director if elected by the shareholders. Should any nominee unexpectedly not be available for election, then the Board would propose a substitute nominee.

     If Messrs. Tietz and Younger are re-elected to the Board, then the composition of our Board of Directors would be as follows:

                       DIRECTOR                            TERM EXPIRATION
                       --------                          -------------------
S. Nicholas Walker.....................................  2002 Annual Meeting
Robert M. Melzer.......................................  2002 Annual Meeting
Maurice Taylor.........................................  2003 Annual Meeting
Charles Tharp..........................................  2003 Annual Meeting
Dennis J. Tietz*.......................................  2004 Annual Meeting
Peter J. Younger*......................................  2004 Annual Meeting

---------------
* Nominees for re-election to the Board of Directors.

WE RECOMMEND THAT YOU VOTE FOR THE RE-ELECTION OF MESSRS. TIETZ AND YOUNGER AS DIRECTORS.

     VOTE REQUIRED. Election of each of the two nominees requires the approval of the holders of a simple majority of the outstanding common shares of the Company.

A. CONTINUING DIRECTORS

Stephen Nicholas Walker

     Mr. Walker, age 47, was appointed to the Board of Directors of the Company as an outside director on October 5, 1999, to fill the vacancy created by the resignation of Ernst-Otto Nedelmann, and was elected to the Board by the shareholders at the 1999 annual meeting. Mr. Walker will serve as a director until the annual meeting of shareholders for 2002 and until his successor is elected and takes office. On August 29, 2000, Mr. Walker resigned from PaineWebber Inc. to organize the York Stockbrokers Group ("York"). York, with offices in London and New York, provides securities brokerage services to institutional and wealthy clients in Europe, the United States, and Latin America. From 1995 until he organized York, Mr. Walker served as Senior Vice President of Investments of PaineWebber Inc. From 1982 until he joined PaineWebber, he served as Senior Vice President of Investments of Prudential Securities Inc. Mr. Walker holds an M.A. degree in Jurisprudence from Oxford University, England.

Robert M. Melzer

     Mr. Melzer, age 60, was elected to the Board of Directors of the Company as an outside director at the 1999 annual meeting for a term expiring at the conclusion of the annual meeting for 2002 and until his successor is elected and takes office. Mr. Melzer served as President and Chief Executive Officer of Property Capital Trust, a publicly-traded real estate investment trust ("REIT"), from 1992 until May 1999 when the company completed its plan to dispose of its investments and distributed the proceeds to its shareholders. Since May 1999, Mr. Melzer has devoted his business activities to consulting and to serving as a director or trustee of various business and charitable organizations. Mr. Melzer serves as a director of Genesee & Wyoming, Inc., a short-line railroad holding company; a director of Beacon Capital Partners, Inc., a REIT; a trustee of MGI Properties Liquidating Trust, which was formed to complete the liquidation of MGI Properties, a REIT; a director of Lawson Products, Inc., a distributor of items for the repair, maintenance, and operation of industrial capital equipment; and Chair of the Board of Trustees of Beth Israel Deaconess Medical Center in Boston, Massachusetts. Mr. Melzer holds a B.A. degree in Economics from Cornell University and an M.B.A. from the Harvard Business School.

Maurice Taylor

     Mr. Taylor, age 40, was appointed to the Board of Directors of the Company as an outside director on July 9, 1998. Mr. Taylor is currently serving as a director for a term expiring at the conclusion of the annual meeting for 2003 and until his successor is elected and takes office. Mr. Taylor, a resident of Geneva, Switzerland, has been an independent consultant in international trade finance for the last eight years. He serves on the boards of numerous privately-held trading companies in Europe. Mr. Taylor holds a B.A. degree in Mathematical Economics from Brown University.

Charles Tharp

     Mr. Tharp, age 50, was appointed to the Board of Directors of the Company as an outside director on March 31, 1999, to fill the vacancy created by the resignation of Dr. Axel Friedberg. Mr. Tharp is currently serving as a director for a term expiring at the conclusion of the annual meeting for 2003 and until his successor is elected and takes office. Mr. Tharp is based in Washington D.C. and has for the last five years acted as a consultant to pension funds and foundations on international investment policy, fiduciary issues, and financial management. Mr. Tharp is a director of HomeTies, Inc. and The Info/Change Foundation, Washington D.C., and for the past 20 years has been an advisor to the American Bureau of Shipping. He held several positions, including Executive Director (the Chief Executive Officer) of the Pension Benefit Guaranty Corporation, a federal agency, from 1982 to 1985. Mr. Tharp has served on the boards of insurance companies, pension funds, and real estate holding companies in California, Ohio, and Bermuda. Mr. Tharp holds a B.A. degree in History from Yale University and an M.A. in Jurisprudence from Oxford University, England.

                                 PROPOSAL NO. 2

                      AMENDMENT OF 1999 STOCK OPTION PLAN

THE PROPOSED AMENDMENT

     At the annual meeting of shareholders held on January 13, 2000, our shareholders approved the Company's 1999 Stock Option Plan (the "Plan"). The Plan authorized the Compensation Committee (the "Committee") of the Board of Directors of the Company to grant incentive and nonqualified stock options to officers and employees of the Company and its subsidiaries. A total of 500,000 common shares of the Company were authorized for issuance upon exercise of options granted under the Plan.

     In February 2000, the Committee awarded non-qualified stock options under the Plan to eight officers of the Company's subsidiaries, covering 420,000 common shares of the Company. Subsequently, options covering 105,000 common shares reverted back to the Plan when two officers left the Company. In January 2001, the Committee awarded incentive stock options to 26 officers and employees of the Company's subsidiaries, covering 185,000 common shares, representing the balance of the common shares reserved for issuance under the Plan. Included in the January 2001 grant of options were options covering 45,000 common shares granted to three of the executive officers of subsidiaries of the Company -- John M. Foy, Nico Sciacovelli, and John C. Kirby -- conditional upon approval by the shareholders of an amendment to the Plan increasing the number of common shares of the Company covered by options granted to any one individual.

     Each of Messrs. Foy, Sciacovelli, and Kirby was granted, in February 2000, options to purchase 80,000 common shares of the Company. The current limit under the Plan on option grants to any one participant is 80,000 common shares. Accordingly, to effect the grant of an additional 15,000 option shares to each of these officers, an amendment to the per-participant limit on option shares is necessary.

     The text of the resolution to be presented to the shareholders at the annual meeting is as follows:

          "RESOLVED, that the third sentence of Section 4(a) of the Company's 1999 Stock Option Plan be amended to read in its entirety as follows:

             'The aggregate number of Shares that may be covered by Options granted to any one individual during the term of the Plan shall not exceed One Hundred Thousand (100,000).' "

     No increase is being proposed to the aggregate number of common shares of the Company reserved for issuance upon the exercise of all options granted under the Plan, which is 500,000 common shares.

     WE RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN.

REASONS FOR THE PROPOSED AMENDMENT

     The purpose of the amendment is to permit the award of an additional 15,000 option shares to each of the three senior vice presidents of subsidiaries of the Company, Messrs. Foy, Sciacovelli, and Kirby. The amendment would not increase the number of shares authorized for issuance under the Plan -- 500,000. The proposed grant of 45,000 option shares to these three officers represents the re-grant of a portion of the option shares forfeited as a result of the departure of certain officers of the Company. The Committee believes that the award of additional option shares to the three senior vice presidents is appropriate given their role in the management of the Company's container leasing operations and their contribution to the return of the Company to profitability.

VOTE REQUIRED

     The proposed amendment to the Plan requires the approval by the holders of a majority of the outstanding common shares present in person or represented by proxy at the annual meeting.

SUMMARY OF THE PLAN

     The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which was included as Appendix A to the Company's Proxy Statement, dated December 22, 1999, distributed in connection with the Company's 1999 annual meeting, and which will be made available to any shareholder upon written request.

     Administration. The Plan is administered by the Compensation Committee of the Board, which selects participants from among eligible employees, and determines the form, terms, and conditions of awards. The Compensation Committee of the Board is comprised of three independent directors.

     Eligibility. Officers and employees of the Company and its subsidiaries are eligible to participate in the Plan. As of March 31, 2001, the Company and its subsidiaries had a total of 90 employees, including 28 officers and "directors" (non-officer managers) of whom 26 (all but Messrs. Tietz and Younger) had received awards under the Plan.

     Shares Available. A total of 500,000 shares of Common Stock of the Company are reserved for issuance under the Plan. The number of shares available for issuance is subject to adjustment if there are changes resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like adjustment or the payment of any stock dividend.

     Awards. The Plan authorizes the grant of incentive stock options and nonqualified stock options. The Plan contemplates, and all option awards made to date provide, that the options are exercisable over a period of four years, with one-fourth of the shares subject to option exercisable on or after each of the four anniversaries of the date of grant, conditional upon the participant's continued employment by the Company.

     In the event of a merger or sale of substantially all of the assets of the Company, each outstanding option will be assumed or an equivalent option will be substituted by the successor company. In the event that the successor company does not agree to assume the options or to substitute an equivalent option or right, the Compensation Committee will provide the employee with the right to exercise the option as to all of the optioned shares, including shares as to which the option would not otherwise be exercisable. If a participant in the Plan resigns from the Company or is terminated by the Company (other than for cause) within twelve months following a "change in control" (as defined in the
Plan), then any option granted to the participant shall fully vest.

     Term of the Plan. The Plan terminates on December 31, 2002. No awards will be made after December 31, 2002, although the termination of the Plan does not effect a termination of options previously granted under the Plan, which shall remain outstanding in accordance with their applicable terms and conditions.

     Types of Options. The exercise price of an option intended as an incentive stock option is determined by the Committee, but will not be less than 100% of the fair market value of the common shares of the Company at the time the option is granted. For this purpose, "fair market value" means the closing sales price of the Company's common shares on the NASDAQ National Market (or such other market in which the Company's common shares are traded). The exercise price at which shares may be purchased upon exercise of a nonqualified stock option will also not be less than 100% of the fair market value of the shares, but the Committee has the discretion to determine the date at which or the period of time over which the fair market value of the shares subject to the option will be determined.

     The Plan provides that no incentive stock option will be exercisable more than ten years after the date such option is granted. All awards made to date by the Committee are exercisable for no more than ten years from the date of grant.

     Rights as a Shareholder. A participant in the Plan has no rights as a shareholder of the Company with respect to an award of an option thereunder until shares of the Company's Common Stock are issued to the participant.

     Amendment. The Board retains the right to amend the Plan at any time. However, shareholder approval is required for amendments to increase the maximum number of shares issuable in the aggregate or to any one individual; to modify the formula for determining the exercise price of options granted under the Plan so as to reduce the exercise price of options to no less than one hundred percent (100%) of the fair market value of the shares; or if such approval is required to comply with applicable provisions of the Internal Revenue Code.

PLAN BENEFITS

     The Committee made an initial grant of options under the Plan on February 4, 2000. Each of Messrs. Foy, Sciacovelli, and Kirby (the "Executive Group") was awarded options covering 80,000 common shares of the Company. The options granted to the Executive Group vest over four years, as described above under "Summary of the Plan -- Awards" above, and the exercise price of the options granted to the Executive Group is $5.25 per share, the closing price of the common shares of the Company on February 3, 2000.

     The Committee awarded each of the members of the Executive Group an option to purchase an additional 15,000 common shares of the Company on January 9, 2001, subject to approval of the amendment to the Plan proposed herein. The options shall vest over four years, and carry an exercise price of $4.875 per share, the closing price of the Company's common shares on the date of the award.

     If the amendment proposed hereby is approved by the shareholders, then options covering the total number of shares authorized for issuance under the Plan -- 500,000 -- shall have been awarded and no further options shall be granted to eligible employees under the Plan, except for any grants made prior to the expiration of the term of the Plan and as a result of the forfeiture of option shares under the terms of the Plan.

                                 PROPOSAL NO. 3

                     APPOINTMENT OF DELOITTE & TOUCHE S.A.
                            AS INDEPENDENT AUDITORS

REASONS FOR THE SELECTION OF DELOITTE & TOUCHE S.A.

     The Board has selected Deloitte & Touche S.A. ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending December 31, 2001, subject to shareholder approval.

     From 1997 to 1999, Moore Stephens, S.a.r.I. ("Moore Stephens"), served as the Company's independent auditors and provided the Company with audit and accounting services. In 1999, the Board selected Deloitte & Touche as the Company's independent auditors for the 1999 fiscal year. The Board selected Deloitte & Touche in view of the global reach of the Company's business and the services that Deloitte & Touche can render to the Company, and not as the result of any disagreement or displeasure with Moore Stephens. The Company elected to replace Moore Stephens on August 13, 1999, and appointed Deloitte & Touche as its auditors on August 16, 1999, subject to shareholder approval, which was obtained at the 1999 annual meeting of shareholders.

     The decision to change auditors was made by the Board of Directors of the Company. At the time, the Audit Committee had two members. At the Board meeting at which the decision was made to change auditors, the member of the Audit Committee who was present and participated in the meeting concurred in the decision to change auditors. The other member of the Audit Committee was not present at the meeting of the Board and did not participate in the decision.

     In the audit report on the Company's 1998 Consolidated Financial Statements, Moore Stephens drew attention to the fact that the Company was negotiating the refinancing of certain loans. Moore Stephens advised that these conditions raised substantial doubt that the Company would be able to continue as a going concern.

     In the audit report on the Company's 1997 Consolidated Financial Statements, Moore Stephens drew attention to the fact that the Company was negotiating the refinancing of certain loans and was not in compliance with the terms of an escrow agreement. Moore Stephens advised that this and other factors raised substantial doubt that the Company would be able to continue as a going concern.

     In addition, Moore Stephens drew attention to certain notes to the Company's 1998 and 1997 consolidated financial statements relating to financing and recomposition expenses, items affecting fourth quarter results of operations, commitments and contingencies and related party transactions. Moore Stephens advised that allegations had been made which could result in the Company becoming a defendant in lawsuits alleging various financial improprieties in the operation of certain third party Austrian investment entities and their sponsoring companies.

     During the Company's fiscal years ended December 31, 1998 and 1997, and the subsequent interim period preceding the Board's decision to replace Moore Stephens, there was no disagreement between Moore Stephens and the Company regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which would have caused Moore Stephens to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

     During the Company's fiscal years ended December 31, 1998 and 1997, internal controls existed to the extent that Moore Stephens was not required to advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist. No information came to Moore Stephens' attention that led it to no longer be able to rely on management's representations, or unwilling to associate with the Company's financial statements.

     During the Company's fiscal years ended December 31, 1998 and 1997, and any subsequent interim period preceding the Board's decision to replace Moore Stephens, Moore Stephens advised the Company that there was no need to expand the scope of its audit, or that information has come to its attention that if further investigated, would materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or caused Moore Stephens to be unwilling to rely on the representations of the Company's management or be associated with the Company's financial statements.

     During the Company's fiscal years ended December 31, 1998 and 1997 and the subsequent period prior to the Board's decision to engage Deloitte & Touche, the Company had no consultations with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements. No written reports or oral advice were provided to the Company that Deloitte & Touche concluded were an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. In addition, there were no matters that were either the subject of disagreement or a reportable event.

     WE RECOMMEND THAT YOU VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE S.A. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001, AND TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE COMPENSATION PAYABLE TO THE INDEPENDENT AUDITORS.

     A representative of Deloitte & Touche is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the shareholders.

     Audit Fees. The aggregate fees billed by Deloitte & Touche for professional services required for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim financial statements included in the Company's Forms 10-Q for that year were $448,559.

     Financial Information Systems Design and Implementation Fees. There were no fees paid by the Company to Deloitte & Touche for financial information systems design or implementation for fiscal 2000.

     All Other Fees. The aggregate fees paid by the Company to Deloitte & Touche for all other services rendered by the firm for fiscal 2000, including fees for tax advisory and tax preparation services and assistance in the conduct of due diligence conducted of the Company by third parties, were $127,950.

                              PROPOSAL NOS. 4 - 6

                        PROPOSALS FOR SUBMISSION TO THE
                       SHAREHOLDERS UNDER LUXEMBOURG LAW

     The Board will submit to the shareholders at the annual meeting for their consideration and approval the following matters as required by Luxembourg's Companies Law:

          PROPOSAL 4. A proposal to approve the Company's consolidated and unconsolidated financial statements for the year ended December 31, 2000, and to approve the reports of the Company's independent auditors and the Board of Directors thereon, each dated February 16, 2001;

          PROPOSAL 5. A proposal to discharge the following individuals from the execution of their mandate as directors of the Company for the year ended December 31, 2000:

              Dennis J. Tietz
              Peter J. Younger
              Maurice Taylor
              Charles Tharp
              S. Nicholas Walker
              Robert M. Melzer

          PROPOSAL 6. A proposal to approve the allocation of the profit/loss reported by the Company for the year ended December 31, 2000.

     WE RECOMMEND THAT YOU VOTE FOR APPROVAL OF EACH OF THE FOREGOING PROPOSALS.

     We are transmitting to our shareholders of record with this proxy statement our 2000 annual report, which includes the consolidated financial statements of the Company and our auditors' report thereon for the year ended December 31, 2000. We are also including the Company's consolidated and unconsolidated financial statements, and auditors' and directors' reports thereon, for the year ended December 31, 2000, prepared in conformity with Luxembourg regulatory requirements. Shareholders may also download and print these and other materials by visiting the Company's website at www.cronos.com., or by contacting our investor relations department as disclosed on page 3 of this Proxy Statement.

     If the shareholders approve our proposal to release the directors of the Company from the execution of their mandate as directors, as set forth above, then, under Luxembourg law, none of these individuals could be held liable for his conduct as a director of the Company for 2000. The proposal to release the directors from their mandate as directors for 2000 is valid only if the Company's balance sheet at December 31, 2000 contains no omission or false information concealing the true situation of the Company, and, with regard to any act carried out which falls outside the scope of the Company's Articles of Incorporation, only if such matter has been specifically indicated in the notice of meeting. The Board is not aware of any such ground for the invalidity of the discharges of directors requested herein.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has established Audit, Compensation, Special Litigation, and Transaction Committees. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committee(s) on which he served while he was in office in 2000.

     The Audit Committee consists of Robert M. Melzer, as its Chairman, and Maurice Taylor and S. Nicholas Walker. The Audit Committee oversees all material aspects of the Company's reporting, control and audit functions, including providing general oversight of the Company's financial reporting, reviewing the results and scope of the audit and other services provided by the Company's independent auditors, and recommending to the Board the appointment of the Company's independent auditors. The Audit Committee's report is included in this Proxy Statement under "Audit Committee Report" below. The Audit Committee was inactive in 1999, was reconstituted following the meeting of shareholders in Luxembourg on January 13, 2000, and held three meetings in the year 2000.

     The Compensation Committee is comprised of Charles Tharp, as its Chairman, and Messrs. Walker and Taylor. The Compensation Committee is responsible for establishing and overseeing the compensation and benefit plans for the officers and key employees of the Company. The Compensation Committee's report is included in this Proxy Statement under "Board Compensation Committee Report on Executive Compensation" below. The Compensation Committee held seven meetings during the year 2000.

     The Special Litigation Committee is comprised of Mr. Taylor, as its Chairman, and Messrs. Walker and Melzer. This Committee was established to review transactions between the Company and present and former management to determine if management engaged in any misfeasance or improper self-dealing. The Special Litigation Committee met four times during 2000. The Special Litigation Committee completed its investigation and presented its report, dated March 31, 2000, which summarizes the background of its work, the scope of its review, the nature of its investigation, and its conclusions. Among the Committee's conclusions and recommendations were the following:

          (i) that Cronos should vigorously pursue collection of the judgment obtained by the Company on February 8, 2000 against its former Chairman, Stefan M. Palatin, in the approximate amount of $6.6 million, and that it should seek to satisfy the judgment by foreclosing on the common shares of the Company held beneficially by Mr. Palatin;

          (ii) that Cronos should vigorously defend any proceeding brought by the Contrin Group, S.A. in pursuit of its claim of $2.6 million against the Company, and that the Company should seek indemnification against the Palatins and others for any damages awarded against the Company to Contrin;

          (iii) that Cronos should reject the claim by its former director, Axel Friedberg, for the balance of $100,000 on his statement for legal services purportedly rendered to the Company for the period from November 30, 1997 through December 31, 1998; and

          (iv) that the Board of Directors of the Company should reconfirm its interested-party statement of policies to govern interested-party transactions between the Company and its directors, officers, and senior employees.

     The report of the Special Litigation Committee was accepted and approved by the Board of Directors on August 4, 2000, and the Board, at that meeting, reconfirmed its interested-party statement of policies to govern interested-party transactions involving the Company or any of its subsidiaries and directors, officers, and senior employees.

     The Special Litigation Committee will continue to supervise the Company's efforts to recover the indebtedness owed to the Company by Mr. Palatin and all other legal proceedings in which the Company is involved.

     The Transaction Committee consists of Mr. Walker, as its Chairman, and Messrs. Taylor, Tharp, and Melzer. It was organized on October 8, 1999 to supervise the efforts of the Board, working in conjunction with counsel and the Company's financial advisors, First Union Securities, Inc., to pursue strategic alternatives to enhance shareholder value, and to oversee discussions between Cronos and interested parties. The Transaction Committee met nine times during the year 2000.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning the cash and non-cash compensation received for services rendered for the fiscal years ended December 31, 2000, 1999, and 1998 by (i) the Company's Chief Executive Officer during 2000, and (ii) the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) in office on December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                         ANNUAL COMPENSATION             ------------
                                -------------------------------------     SECURITIES
                                                               OTHER      UNDERLYING       ALL
                                                              ANNUAL       OPTIONS/       OTHER
                                        SALARY      BONUS      COMP.         SARS        COMP.(1)
 NAME AND PRINCIPAL POSITION    YEAR      ($)        ($)        ($)          (#)           ($)
 ---------------------------    ----    -------    -------    -------    ------------    --------
CURRENT OFFICERS:
Dennis J. Tietz(2)............  2000    300,000    122,700    182,277           --        7,875
  Chief Executive Officer and   1999    300,000    129,000    192,742           --        5,000
  Chairman of the Board         1998    237,824     71,435     27,790      300,000        5,000
Peter J. Younger(3)...........  2000    250,000    102,250     16,272           --           --
  Chief Operating Officer,                                                 200,000           --
  Chief                         1999    250,000    107,500     19,769
  Financial Officer and                                                         --           --
  Director                      1998    205,352     61,443     10,614
John M. Foy...................  2000    190,740     35,000     18,321       80,000        7,875
  Senior Vice President         1999    187,000         --     14,155           --        5,000
                                1998    153,114     25,356     20,847           --        5,000
Nico Sciacovelli..............  2000    165,889     35,000        720       80,000           --
  Senior Vice President         1999    179,127         --      2,264           --           --
                                1998    183,477     28,098        995           --           --
John C. Kirby.................  2000    152,810     35,000     17,130       80,000        6,060
  Senior Vice President         1999    157,616         --     19,275           --        6,297
                                1998    122,030     35,990     13,888           --        5,199

---------------
(1) This column represents retirement plan contributions made by the Company on behalf of the named officer.

(2) Mr. Tietz was elected Chief Executive Officer of the Company on December 11, 1998, and Chairman of the Board on March 30, 1999. The compensation reflected in the table for Mr. Tietz prior to his election as Chief Executive Officer represents his compensation as President of Cronos Capital Corp. ("CCC"), a subsidiary of the Company. The amount reported under "Other Annual Comp." for Mr. Tietz in 2000 and 1999 includes $136,333 and $153,923, respectively, representing his share of fees and distributions payable to CCC as general partner of the U.S. limited partnerships managed by CCC.

(3) Mr. Younger was elected Chief Financial Officer of the Company in March 1997 and Chief Operating Officer of the Company on August 4, 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR
                            ----------------------------------------------------------------------------------
                                               INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                            --------------------------------------------------------     VALUE AND ASSESSED
                             NUMBER OF       % OF TOTAL                                 ANNUAL RATES OF STOCK
                             SECURITIES     OPTIONS/SARS                               PRICE APPRECIATION FOR
                             UNDERLYING      GRANTED TO     EXERCISE OR                      OPTION TERM
                            OPTIONS/SARS     EMPLOYEES      BASE PRICE    EXPIRATION   -----------------------
           NAME              GRANTED(#)    IN FISCAL YEAR    ($/SHARE)       DATE        5%($)        10%($)
           ----             ------------   --------------   -----------   ----------   ----------   ----------
John M. Foy...............     80,000             19%          5.25       Feb. 2010     321,212      760,257
Nico Sciacovelli..........     80,000             19%          5.25       Feb. 2010     321,212      760,257
John C. Kirby.............     80,000             19%          5.25       Feb. 2010     321,212      760,257

     Reported in this table are options to acquire common shares in the Company that were granted under the 1999 Stock Option Plan ("the Plan"). The Plan was approved by the shareholders at the 1999 annual meeting on January 13, 2000 and is designed to attract, motivate, and retain key employees. The grant date was February 4, 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED                IN-THE-MONEY
                            SHARES               OPTIONS/SARS                     OPTIONS/SARS
                            ACQUIRED          AT FISCAL YEAR-END               AT FISCAL YEAR-END
                             ON    VALUE  ---------------------------   ---------------------------------
           NAME             EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE($)   UNEXERCISABLE($)
--------------------------  ----   ----   -----------   -------------   --------------   ----------------
Dennis J. Tietz...........  --     --       321,600             --          75,000                --
Peter J. Younger..........  --     --        77,467        133,333          16,667            33,334
John M. Foy...............  --     --        10,800         80,000              --                --
Nico Sciacovelli..........  --     --         5,400         80,000              --                --
John C. Kirby.............  --     --        10,800         80,000              --                --

A. COMPENSATION OF DIRECTORS

     Cash Compensation. For the year 2000, the Company paid each of its outside directors $3,000 per Board meeting attended in person ($1,000 for each Board meeting attended via telephone conference facility), and an additional $1,500 per calendar quarter for serving on a committee of the Board (but in no event is payment made for serving on more than two committees of the Board). In addition, for the year 2000, Mr. Walker, as Chair of the Transaction Committee, was paid $25,000. Outside directors are also reimbursed for the expenses they incur in attending the meetings of the Board and committees thereof.

     Non-Employee Directors' Equity Plan. At the 2000 annual meeting of shareholders, held January 10, 2001, the shareholders approved the Non-Employee Directors' Equity Plan (the "Directors' Equity Plan"). Our outside directors participate in the Directors' Equity Plan in two ways, through the receipt of nonqualified stock options ("director's options") to acquire common shares of the Company, and by electing, in their discretion, to receive, in lieu of the cash compensation otherwise payable to them, an award of "director's stock units."

     On approval of the Directors' Equity Plan by our shareholders, each of our outside directors was granted director's options to purchase 15,000 common shares of the Company, at an exercise price of $4.301 per share, the average of the closing sales price of our common shares for the 20 trading days immediately preceding the date of grant. On each anniversary of the date of grant (through the year 2003), each outside director, if he remains a director of the Company, shall receive a director's option to purchase an additional 15,000 common shares, at an exercise price equal to the average of the fair market value of our common shares for the 20 trading days immediately preceding the date of grant. A newly-elected or appointed outside director shall also receive a director's option to purchase 15,000 common shares upon appointment and upon each anniversary thereof through the term of the Directors' Equity Plan.

     Director's options vest and become exercisable over three years, with one-third of the director's options exercisable as of each of three anniversaries following the date of grant, assuming, in each instance, that the director has continued to serve as a member of the Board until the relevant anniversary. If a director's service on the Board terminates by reason of death, disability, or removal (other than for cause), or resignation within twelve months of a change in control, then the director's options will immediately vest. Upon termination of a director's service on the Board, vested director's options generally must be exercised within 60 days.

     In October 1999, the Board approved the grant to each of the then outside directors of the Company (Messrs. Taylor, Tharp, Walker, and Melzer) of stock appreciation rights ("SARs") on 15,000 "share units," with a grant price of $4.094 per share unit. Pursuant to the terms of the Directors' Equity Plan, each of our outside directors had the option, and each exercised the option, to convert his SARs into a director's option to purchase 15,000 common shares at an exercise price of $4.094 per share, and a deemed date of grant of October 13, 1999. All other terms of the director's options granted upon the conversion of these SARs are the same as the director's options described above.

     Under the Directors' Equity Plan, each outside director may also elect to convert a specified portion or all of the cash compensation otherwise payable to the director into "director's stock units." The number of director's stock units received by an electing outside director is equal to the compensation the director elects not to receive, multiplied by 125%, with the resultant product divided by the average of the fair market value of the Company's common shares for the 20 trading days immediately preceding the date that the cash compensation would otherwise have been payable to the director. Each of Messrs. Taylor, Walker, and Melzer has elected to convert 100% of the cash compensation otherwise payable to him as a director into director's stock units.

     Director's stock units vest in full on the third anniversary of the date of grant. If a director's service on the Board terminates by reason of death, disability, resignation, or removal, then the director's stock units will immediately vest. Directors may defer the vesting of their director's stock units within certain limits.

     As soon as practicable following vesting, the Company will settle a director's stock units by delivering to the director the equivalent number of common shares of the Company. Prior to settlement, the directors will not have the rights of a shareholder in any shares corresponding to the director's stock units.

B. EMPLOYMENT AGREEMENTS

     Both Messrs. Tietz and Younger entered into Employment Agreements with the Company in 1998. Both Employment Agreements were amended in 2000. The following are summaries of each Employment Agreement, as currently in effect.

     Dennis J. Tietz. When Mr. Tietz was hired as Chief Executive Officer on December 11, 1998, he and the Company entered into an Employment Agreement (the "Agreement"). The initial term of the Agreement was to expire December 31, 2000. Under the Agreement, Mr. Tietz was to be paid a base salary of $235,000, subject to annual increases as determined by the Board, but in no event less than the increase in the consumer price index. Under the Agreement, Mr. Tietz was to receive bonus compensation at such times, and in such amounts, as the Board determines. Mr. Tietz was also entitled to receive from Cronos Capital Corp., a subsidiary of the Company and the general partner of the U.S. limited partnerships sponsored by the Company, 3% of the fees and distributions payable by the partnerships to CCC for the life of the partnerships.

     At the time the Company entered into the Agreement with Mr. Tietz, it also granted him a stock option to acquire 300,000 common shares of the Company, at an exercise price of $4.375 per share, the closing price of the common shares of the Company on December 11, 1998.

     The Agreement also provided for a severance payment to Mr. Tietz upon his termination without "cause" or upon Mr. Tietz' termination of the Agreement "for good reason."

     In June of 1999 the Board increased Mr. Tietz' base annual salary to $300,000, payable in monthly installments. Shortly after Interpool, Inc. made its proposal to the Company, in September 1999, to engage in a merger with the Company, the Compensation Committee of the Board commenced negotiations with Messrs. Tietz and Younger with a view to securing their services to the Company by extending their Employment Agreements, conforming Mr. Younger's Employment Agreement (which had been entered into in 1998) to the general provisions of the Employment Agreement with Mr. Tietz, and providing incentive compensation to both to encourage them to pursue a transaction that would enhance shareholder value. On March 24, 2000, the Compensation Committee of the Board and the full Board (with Messrs. Tietz and Younger abstaining from the vote) approved revised Employment Agreements with Messrs. Tietz and Younger.

     Under the Amended and Restated Employment Agreement (the "Amended Agreement") with Mr. Tietz, the term of his employment continues until December 31, 2001, with any further extensions to occur upon the written agreement of both the Company and Mr. Tietz. The Amended Agreement provides for Mr. Tietz to be nominated to the Company's Board of Directors and nominated to serve as Chairman of the Board for the term of the Agreement. He shall continue to receive a base salary of $300,000 per year, with increases to commence January 1, 2001, in the discretion of the Board, but not less than the increase in the consumer price index. Mr. Tietz is to receive an annual bonus, in an amount of up to 50% of his annual base salary, to be calculated on the basis of performance goals established by the Compensation Committee, in its discretion.

     In addition, Mr. Tietz is entitled to receive a lump sum cash bonus (the "Transaction Bonus") upon the attainment of certain targets in the event of any "change in control" of the Company. A change in control is generally defined as the acquisition by any beneficial owner of 50% or more of the then-outstanding common shares of the Company, a merger or consolidation of the Company with and into another entity, or the sale of all or substantially all of the assets of the Company. The Transaction Bonus is calculated by multiplying the consideration received by the Company's shareholders as a result of any such transaction (the price per share, multiplied by the total number of the Company's common shares outstanding) by a fraction, the fraction determined by the following formula:

                                     X - Y
                                       --     x 0.25
                                       10

where "X" equals the price per share received by the holders of the Company's common shares and "Y" equals $5.40.

     Under his Amended Agreement, Mr. Tietz' Transaction Bonus shall be equal to 60% of the amount determined in accordance with the foregoing formula, and under his Amended Employment Agreement, Mr. Younger's Transaction Bonus shall be equal to 40% of the amount determined in accordance with the foregoing formula.

     Under the Amended Agreements with Messrs. Tietz and Younger, the amounts payable by the Company to them as Transaction Bonuses shall be reduced, dollar for dollar, so as to avoid the imposition of any excise tax upon the Company imposed by Section 4999 of the Internal Revenue Code.

     Under the Amended Agreement, the Company may, at any time, discharge Mr. Tietz from active service, upon no more than 30 days' advance notice, by providing a notice of termination. Mr. Tietz may terminate the Amended Agreement at any time upon the occurrence of certain events, such as a change in his duties or position. Under the Amended Agreement, Mr. Tietz is also entitled to three percent of the fees and distributions payable by the U.S. limited partnerships to CCC, the general partner, for the life of the partnerships. Mr. Tietz receives additional benefits, including an automobile.

     If, at any time, Mr. Tietz' employment is terminated for an event or events as defined in the Amended Agreement, then Mr. Tietz will be entitled to a severance payment (the "Severance Payment") from the Company. (The event or events as defined in the Amended Agreement are as follows: (a) the Company terminates Mr. Tietz' employment without "cause," (b) Mr. Tietz terminates his employment with the Company "for good reason," or (c) Mr. Tietz resigns, with or without good reason, within the thirty-day period commencing one year following an "equity change in control" of the Company. An equity change in control is generally defined as the acquisition by any person or related group of persons of 20% or more of the common shares of the Company. The severance payment will be made in a lump sum within 30 days of Mr. Tietz' last day of active service. It will comprise all accrued obligations plus a pro-rated portion of his annual salary and bonus for the year of termination. In addition, if Mr. Tietz agrees not to solicit or interfere with any relationship between the Company and any customer, supplier, investor, or limited partner of the Company or its affiliates for a period of 24 months following his last day of active service, and agrees not to solicit any existing employee of the Company to accept any position with any other company that currently engages in business with the Company, then Mr. Tietz shall be entitled to receive an additional lump sum payment in a dollar amount equal to his annual salary and bonus.

     At its meeting held on November 9, 2000, the Compensation Committee of the Board approved an amendment to the Amended Agreement with Mr. Tietz whereby the term of his employment will be for a perpetual two-year term, but terminable at any time by the Company upon no more than thirty (30) days' advance notice. The Committee also authorized a modification of the calculation of the Severance Payment to include all accrued obligations plus Mr. Tietz's annual salary and bonus for the year of termination. All other provisions of the Amended Agreement remain the same.

     Peter J. Younger. The Company and Mr. Younger entered into an Employment Agreement as of July 1, 1998 (the "Agreement"). The Agreement was for an indefinite term, and could generally not be cancelled except upon two-years' prior written notice. Under the Agreement Mr. Younger was entitled to a base salary, effective January 1, 1999, of $250,000 per year, and was entitled to an annual bonus under the terms and conditions of any bonus plan established by the Company for all employees.

     On March 24, 2000, upon the approval of the Compensation Committee of the Board and the full Board (with Messrs. Tietz and Younger abstaining), the Company entered into an Amended and Restated Employment Agreement with Mr. Younger (the "Amended Agreement"). The Amended Agreement generally contains the same terms and provisions as set forth in Mr. Tietz' Amended Agreement, subject to the following material differences. The Amended Agreement provides for Mr. Younger to be nominated to the Company's Board of Directors to serve as a member of the Board for the term of the agreement. Mr. Younger's base annual salary is $250,000. He also is entitled to a bonus, determined in the discretion of the Compensation Committee, in an amount of up to 50% of his base salary, on the basis of the achievement of performance goals established by the Compensation Committee. With respect to any transaction bonus payable to Messrs. Tietz and Younger upon a "change in control" of the Company, Mr. Younger is entitled to 40% of the amount determined by the formula, described above with respect to Mr. Tietz' Amended Agreement. In light of the fact that Mr. Younger currently resides in England, under his Amended Agreement (as was true under his original Employment Agreement), Mr. Younger is entitled to reimbursement from the Company for any additional income taxes payable by him on his income as a result of currently being resident in the United Kingdom over and above what he would pay on his employment income were he a resident of the State of California. Mr. Younger was granted stock appreciation rights as of October 13, 1999, described below. In addition, Mr. Younger is entitled to participate in all present and future option plans with other officers of the Company, in the discretion of the Compensation Committee.

     SAR Grant to Mr. Younger. To grant Mr. Younger incentive compensation, and to retain his services to the Company, the Board resolved on October 13, 1999, to grant to Mr. Younger stock appreciation rights ("SARs") on 200,000 "share units." A "share unit" is defined as the equivalent of one common share of the Company. The grant of the SARs to Mr. Younger entitles him to receive cash payments from the Company as provided for in his Stock Appreciation Rights Agreement. The share units are redeemable only for cash, not for common shares of the Company. The share units were granted to Mr. Younger at a grant price of $4.375 per share unit, the equivalent exercise price of the common shares subject to Mr. Tietz' option. As of the date of the award of the SARs to Mr. Younger, October 13, 1999, the closing price of the Company's common shares was $4.875 per share. The share units are exercisable by Mr. Younger over a period of three years, with one-third of the share units exercisable on each of the first three anniversaries of the date of grant. If Mr. Younger resigns from the Company within twelve months following a "change in control," then the share units become fully exercisable, at any time within 90 days after the date of such resignation (if not exercised within said time period, then the share units lapse and terminate). The share units similarly vest in the event that Mr. Younger is terminated by the Company without cause, or upon Mr. Younger's permanent disability or death. A "change in control" is defined to include the acquisition by any person or related group of persons of 20% or more of the common shares of the Company. The share units are also fully exercisable upon any merger of the Company with another corporation or the sale of substantially all of the assets of the Company.

     Upon any exercise of the share units, Mr. Younger is entitled to a cash payment by the Company in the amount of the excess, if any, of the then fair market value of a common share of the Company over the grant price of the share units, multiplied by the number of share units then being exercised. The number of share units is to be adjusted in the event of any subdivision of the Company's outstanding shares, the declaration of a dividend payable in common shares of the Company, or like events. In all events, the share units granted to Mr. Younger expire if not exercised on December 10, 2009. The grant of the share units to Mr. Younger does not entitle him to exercise any rights as a shareholder of the Company.

     At its meeting held November 9, 2000, the Compensation Committee approved amendments to the Amended Agreement with Mr. Younger similar to those it approved for Mr. Tietz's Amended Agreement, namely, the provision of a perpetual two-year term, but terminable by the Company upon no more than thirty (30) days' advance notice, and a revision to the calculation of the severance payment payable to Mr. Younger upon his termination similar to the revised calculation of Mr. Tietz's severance payment in his Amended Agreement.

     John M. Foy. A subsidiary of the Company (the "Employer") and Mr. Foy entered into an Employment Agreement, effective April 1, 1999 (the "Agreement"), which was amended on December 1, 1999. The term of the Agreement, as amended, is until November 30, 2001. The Employer may not cancel the Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Foy in the performance of his duties. In the event of the termination of the Agreement by the Employer without "cause," Mr. Foy will be paid an amount equal to the greater of his annual salary under the Agreement for the balance of the term under the Agreement or that amount called for by the severance policy of the Company. The severance policy of the Company calls for an employee of the Company or its subsidiaries to be paid an amount equal to the product obtained by multiplying the employee's monthly salary at the time of the termination by the number of full years that the employee has worked for the Company (or the subsidiary), with a maximum severance payment of one year's salary. The Employer pays Mr. Foy a base salary ($190,740 for 2000), which may be increased in the discretion of the Employer. Mr. Foy will receive bonus compensation at such times, and in such amounts, as the Employer may determine. On February 4, 2000, the Company granted Mr. Foy a stock option to acquire 80,000 common shares of the Company, at an exercise price of $5.25 per share, the closing price of the Company's common shares on February 3, 2000. The options will vest and be exercisable in equal installments over four years, subject to earlier vesting upon certain events, including a merger of the Company or the sale of all or substantially all of its assets, and upon termination (other than for cause) within twelve months following a change in control of the Company.

     At its meeting held on November 9, 2000, the Compensation Committee of the Board approved an extension of the term of Mr. Foy's Agreement from November 30, 2001 to November 30, 2002. All other terms of Mr. Foy's Agreement remain the same.

     Nico Sciacovelli. A subsidiary of the Company (the "Employer") and Mr. Sciacovelli entered into an Employment Agreement dated December 1, 1999 (the "Agreement"). Under the terms of his employment, Mr. Sciacovelli is entitled to a base salary (approximately US$165,900 for 2000), which may be increased in the discretion of the Employer. Mr. Sciacovelli will receive bonus compensation at such times, and in such amounts, as the Employer may determine. Mr. Sciacovelli receives additional benefits, including an automobile. Mr. Sciacovelli's employment may be terminated by either party serving not less than three months written notice. On February 4, 2000, the Company granted Mr. Sciacovelli a stock option to acquire 80,000 common shares of the Company, at an exercise price of $5.25 per share, the closing price of the Company's common shares on February 3, 2000. The terms of the option granted to Mr. Sciacovelli are the same as those that apply to the option granted to Mr. Foy, described above.

     At its meeting held on November 9, 2000, the Compensation Committee of the Board approved an extension of the term of Mr. Sciacovelli's Agreement from November 30, 2001 to November 30, 2002. All other terms of Mr. Sciacovelli's Agreement remain the same.

     John C. Kirby. A subsidiary of the Company (the "Employer") and Mr. Kirby entered into an Employment Agreement, effective April 1, 1999 (the "Agreement"), which was amended on January 20, 2000. The term of the Agreement as amended is until November 30, 2001 and thereafter shall continue until terminated by either party serving not less than three months written notice. The Employer may not cancel the Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Kirby in the performance of his duties. The Employer pays Mr. Kirby a base salary (approximately US$152,800 for 2000), which may be increased in the discretion of the Employer. Mr. Kirby will receive bonus compensation at such times, and in such amounts, as the Employer may determine. Mr. Kirby receives additional benefits, including an automobile. On February 4, 2000, the Company granted Mr. Kirby a stock option to acquire 80,000 common shares of the Company, at an exercise price of $5.25 per share, the closing price of the Company's common shares on February 3, 2000. The terms of the option granted to Mr. Kirby are the same as those that apply to the option granted to Mr. Foy, described above.

     At its meeting held on November 9, 2000, the Compensation Committee of the Board approved an extension of the term of Mr. Kirby's Agreement from November 30, 2001 to November 30, 2002. All other terms of Mr. Kirby's Agreement remain the same.
                            ------------------------

     The Compensation Committee of the Board of the Company has granted to each of Messrs. Foy, Sciacovelli, and Kirby an option under the Company's 1999 Stock Option Plan to purchase 15,000 shares of Common Stock of the Company, subject to shareholder approval, as described under Proposal No. 2 herein.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A. STEFAN M. PALATIN

     Stefan M. Palatin is a former Chairman of the Board and Chief Executive Officer of the Company. He was terminated as Chief Executive Officer of the Company on June 8, 1998, and resigned as Chairman of the Board on July 6, 1998. Based upon the Form 3 report filed with the SEC on his behalf in April 1999, and other information available to the Company, Mr. Palatin currently is the beneficial owner of approximately 20% of the Company's issued and outstanding common shares.

     As disclosed in previous reports to the shareholders, in October 1999, the Company brought an action against Mr. Palatin in the Supreme Court of the State of New York for payment of the remaining balances due under two promissory notes, both dated July 14, 1997 (the "Palatin Notes"), by and between a subsidiary of the Company, as payee, and Mr. Palatin, as payor. The original principal amount of the Palatin Notes was $9.6 million. Mr. Palatin made no payments under the Palatin Notes, which were due on October 31 and December 31, 1997, respectively. The amounts due under the Palatin Notes were reduced by $5.3 million as a result of the sale, on or about June 21, 1999, of 1,463,636 common shares of the Company by certain of the Company's lenders (the indebtedness of the Company to the lenders was reduced by a like amount). The shares had been acquired by the banks by pledge from the Company to secure, in part, indebtedness owed by the Company to the banks. As a result of the sale of the shares, Mr. Palatin owed the Company, at the time the Company filed its complaint in New York Supreme Court, $6.2 million in principal under the Palatin Notes.

     Mr. Palatin did not respond to the Company's lawsuit, and on February 8, 2000, the Supreme Court of the State of New York entered its default judgment against Mr. Palatin in the amount of $6.6 million.

     The Company currently is pursuing execution of the judgment against Mr. Palatin's beneficial ownership of the common shares of the Company. According to filings made with the SEC by the shareholder of

Klamath Enterprises S.A. ("Klamath"), Mr. Palatin is the beneficial owner of the 1,793,798 outstanding common shares of the Company owned of record by Klamath (the "Klamath Shares"). On February 28, 2000, the Company obtained a preliminary injunction order from the Superior Court of the Commonwealth of Massachusetts, Norfolk County, against Mr. Palatin and against the Company's transfer agent, Fleet National Bank c/o EquiServe LP, preliminarily enjoining them from selling, transferring, assigning, or otherwise encumbering, disposing of, or diminishing the value of the Klamath Shares. On March 20, 2001, the Company obtained a similar preliminary injunction order against Klamath, preliminarily enjoining it from selling, transferring, assigning, otherwise encumbering, disposing of, or diminishing the value of the Klamath Shares, and preliminarily enjoining it from attending shareholder meetings or voting the Klamath Shares.

     The Company has also obtained a declaration of default from the Massachusetts Court as to Mr. Palatin and Klamath, and is seeking a default judgment against Mr. Palatin and Klamath and an order directing the Company's transfer agent to transfer ownership of the Klamath Shares to the Company, in satisfaction of the New York State judgment obtained by the Company against Mr. Palatin. A hearing on the Company's motion for default judgment has yet to be set by the Court.

     The Company has also obtained a preliminary attachment order in the Swiss courts against the individual the Company believes is the record owner of the outstanding shares of Klamath, precluding him from transferring the shares of Klamath or the common shares of the Company owned by Klamath. A foundation that claims to be independent of Mr. Palatin has asserted in court that it is the beneficial owner of the outstanding shares of Klamath. The Company has prevailed in the trial court and in the court of appeal in its opposition to the foundation's preliminary objection. The Company intends to proceed to trial in the Swiss courts in an attempt to obtain a judgment ordering transfer of the Klamath Shares to the Company in satisfaction of the indebtedness owed by Mr. Palatin to the Company.

     The objective of the Company is to satisfy the judgment obtained by the Company's subsidiary against Mr. Palatin by a transfer of the common shares beneficially owned in the Company by Mr. Palatin to the Company's subsidiary or by a liquidation of the shares in an amount sufficient to fully discharge the judgment. The Company is unable to predict whether it will succeed in achieving this objective.

B. MESSRS. WEISSENBERGER AND FRIEDBERG

     Both Rudolph J. Weissenberger, formerly Chief Executive Officer and Chairman of the Board of the Company, and Dr. Axel E. Friedberg, formerly a director of the Company, were the subject of an investigation by the Staff of the SEC. Both consented, without admitting or denying the findings set forth therein, to an administrative cease and desist order with the SEC on August 8, 2000. In connection with the investigation, both Messrs. Weissenberger and Friedberg requested that the Company reimburse them for the legal expenses they incurred in responding to the SEC investigation and in negotiating the terms of the cease and desist order. After considering the matter, the Special Litigation Committee of the Board of Directors of the Company, on November 5, 1999, agreed to reimburse Mr. Weissenberger for the reasonable legal expenses incurred by him, but rejected the request of Dr. Friedberg for reimbursement of his legal expenses, based upon the facts then known by the Committee. The Company has reimbursed Mr. Weissenberger $103,000 for legal expenses incurred by him in responding to the SEC's investigation. At the conclusion of the SEC's investigation, Dr. Friedberg renewed his request for reimbursement of his legal expenses. The Committee again rejected the request at a meeting held on November 9, 2000.

     As reported under "Committees of the Board of Directors" above, the Special Litigation Committee, in its final report dated March 31, 2000, decided to reject Dr. Friedberg's request for the payment of $100,000 in fees for legal services purportedly rendered by Dr. Friedberg to the Company for the period from November 30, 1997 to December 31, 1998.

     The following reports and the performance graph on page 23 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is composed of three independent directors, Robert M. Melzer, as its Chairman, and Maurice Taylor and S. Nicholas Walker. Each of the members of the Audit Committee is independent as defined by the NASDAQ Stock Market's listing standards. On March 24, 2000, the Audit Committee, followed by the full Board of Directors, adopted a written charter setting forth the duties and responsibilities of the Audit Committee. A copy of the charter, as adopted by the Board of Directors of the Company, was included in the Company's Proxy Statement, dated December 5, 2000, for the 2000 annual meeting of shareholders (held January 10, 2001). A copy of the charter will also be made available to shareholders upon written request. The Audit Committee recommends to the Board of Directors, subject to shareholder approval, the selection of the Company's independent accountants.

     Management is responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company's financial reporting, and reviews the results and scope of the audit and other services provided by the Company's independent auditors.

     In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors' their independence. In considering the independence of the Company's auditors, the Committee considered the auditors' provision of services as disclosed under Proposal No. 3 herein under the caption "All Other Fees."

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors of the Company, and the Board approved, the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Robert M. Melzer, Chairman
                                          Maurice Taylor
                                          S. Nicholas Walker

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of three independent directors, Charles Tharp, its Chairman, and Maurice Taylor and S. Nicolas Walker. The Committee is responsible for approving the compensation payable to the two senior officers of the Company, Messrs. Tietz and Younger, and for approving the compensation payable to the other executive officers of the Company and its subsidiaries.

COMPENSATION OBJECTIVES FOR 2000

     Since a new executive team assumed the management of the Company in April of 1999, the objectives of the Committee have been to retain the key executives of the Company to enable Cronos to meet the challenges it confronted after the turmoil created by the actions of former management, to provide incentives for, and to reward, efforts by the key officers and employees of the Company to return the Company to profitability, to more closely align the interests of the officers and employees of the Company with the Company's shareholders, and to provide incentives to senior management to support the efforts of the Transaction Committee of the Board in pursuing a transaction to enhance shareholder value.

     For the year 2000, these objectives were implemented by entering into amendments securing and extending the terms of employment of the executive officers and key employees of the Company, generally until November 2002. In the case the Chief Executive Officer and Chief Operating Officer of the Company, the Committee secured two-year evergreen terms of employment, terminable at any time by the Company upon no more than 30 days' advance notice, and negotiated amendments to their employment agreements that provide for incentive compensation in connection with a change in control transaction above a certain share price for the Company. The Committee also implemented the 1999 Stock Option Plan.

     The terms of the employment agreements of the executive officers of the Company are described in detail under "Compensation of Executive Officers -- Employment Agreements" herein. The Committee has approved the grant of options under the 1999 Stock Option Plan to 26 executive officers and employees of the Company, as described in greater detail of Proposal No. 2 herein. The Committee also approved a bonus plan for the executive officers (other than Messrs. Tietz and Younger) and key employees of the Company and its subsidiaries. Under the plan, the executive officers and key employees are entitled to discretionary bonuses ranging from 15% to 30% of their base salaries. Bonuses are awarded based upon achieving targeted pre-tax consolidated income and upon individual objectives set for the participants by senior management.

     The compensation philosophy of the Committee is to provide sufficient salary and benefits to be competitive and cost-effective in the marketplace for talent. Next, to provide equity incentives tied to results. In this way, the interests of the shareholders and management will be aligned.

     The Committee will continue to support management's efforts to secure dedicated container leasing personnel through the provision of competitive compensation and benefits.

2000 COMPENSATION OF CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER

     The compensation payable by the Company to Mr. Tietz, the Chief Executive of the Company, and to Mr. Younger, the Chief Operating Officer of the Company, is set forth in their Employment Agreements, described in detail under "Compensation of Executive Officers -- Employment Agreements" herein. For the year 2000, both of these senior officers were paid a base salary and were entitled to an award of a discretionary bonus of up to 50% of their base salary. The Committee established performance objectives for the award of bonuses to Messrs. Tietz and Younger for the year 2000, which included an increased level of pre-tax consolidated income for the year, a lower level of general and administrative expenses to be incurred by the Company for the year, a higher level of year-end utilization of the Company's container fleet, a targeted level of container purchases for the year, a higher level for the Company's share price and per share book value, the successful sale of the Company's Orchard Lea facility, and cooperation with the efforts of the Transaction Committee in pursuing a transaction enhancing shareholder value.

     In March 2001, the Committee reviewed the Company's and Messrs. Tietz's and Younger's performances for the year 2000 against objectives, and awarded a bonus of $122,700 to Mr. Tietz and $102,250 to Mr. Younger.

                                          Respectfully submitted,

                                          Charles Tharp, Chairman
                                          Maurice Taylor
                                          S. Nicholas Walker

                               PERFORMANCE GRAPH

     The graph below compares cumulative shareholder returns for the Company as compared with the S&P 500 Stock Index ("S&P 500") and the Dow Jones Transportation Index ("Dow Index") for the five years ended December 31, 2000. The graph assumes the investment of $100 at the end of 1995 and the investment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG THE CRONOS GROUP, THE S&P 500 INDEX
                 AND THE DOW JONES TRANSPORTATION AVERAGE INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        12/95     12/96     12/97     12/98     12/99     12/00
--------------------------------------------------------------------------------
 THE CRONOS GROUP      100.00     59.57     42.55     54.26     42.55     39.36
 S&P 500               100.00    122.96    163.98    210.84    255.22    231.98
 DOW JONES
  TRANSPORTATION       100.00    114.84    170.05    165.88    158.39    159.02
--------------------------------------------------------------------------------

* $100 INVESTED ON 12/31/95 IN CRONOS' COMMON SHARES OR IN THE SPECIFIED INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 31, 2001, there were 9,158,378 common shares of the Company, $2 par value, issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of the Company's common shares as of March 31, 2001, by:

     - Each person who we know beneficially owns more than 5% of the common shares;

     - Each director;

     - Each current executive officer named in the Summary Compensation Table on pages 12; and

     - The directors and executive officers of the Company as a group.

     Unless otherwise indicated, each of the persons listed in the table has sole voting and investment power with respect to the shares shown.

                              BENEFICIAL OWNERSHIP

                                                                   NUMBER OF           PERCENT
                                                              SHARES BENEFICIALLY     OF SHARES
                            NAME                                   OWNED(1)          OUTSTANDING
                            ----                              -------------------    -----------
Stefan M. Palatin(2)........................................       1,793,798            19.6%
Blavin Parties(3)...........................................       1,529,136            16.7%
Central Wechsel -- und Creditbank AG(4).....................       1,075,000            11.7%
Waveland Parties(5).........................................       1,061,100            11.6%
Rudolf Weissenberger(6).....................................         573,167             6.3%
Quadrangle Offshore (Cayman) LLC(7).........................         507,400             5.5%
Steel Partners II, L.P.(8)..................................         470,199             5.1%
Dennis J. Tietz(9)..........................................         321,600             3.4%
Peter J. Younger(10)........................................          10,800               *
Robert M. Melzer............................................          25,000               *
S. Nicholas Walker..........................................          15,000               *
Charles Tharp...............................................          15,000               *
Maurice Taylor..............................................          15,000               *
John M. Foy(11).............................................          30,800               *
John C. Kirby(11)...........................................          30,800               *
Nico Sciacovelli(12)........................................          25,400               *
All directors and executive officers as a group (9
  persons)..................................................         489,400             5.1%

---------------
 (1) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes (a) all options, warrants or rights under which persons could acquire common shares currently and within 60 days following the date hereof, and (b) shares held beneficially by spouses, minor children or grandchildren. Any securities not outstanding which are subject to such options, warrants or rights shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

 (2) According to the Form 3, dated April 16, 1999, of Hans-Ulrich Ming, individually and as trustee for the benefit of Stefan M. Palatin, these shares are held of record by Klamath, a Panamanian company of which Mr. Palatin is believed to be the beneficial owner. The mailing address for Klamath is c/o Hans-Ulrich Ming, 5 Avenue Leon-Gaud, 1206 Geneva, Switzerland.

 (3) According to the Schedule 13D, dated September 24, 1999, of Blavin & Company, Inc. and Paul W. Blavin, as principal for Blavin & Company, Inc., these shares are held of record by PWB Value Partners, L.P., and advisory clients of Blavin & Company, Inc. Blavin & Company, Inc. is located at 29621 Northwestern Highway, Southfield, MI 48034. Mr. Blavin's business address is 29621 Northwestern Highway, Southfield, Michigan 48034.

 (4) According to the Schedule 13D Amendment No. 1, dated March 10, 1998, of Central Wechsel -- und Creditbank AG, these shares were held of record by Enavest Holding S.A. ("Enavest"), a Panamanian company of which Stefan M. Palatin is believed to be the beneficial owner. However, pursuant to the terms of a pledge agreement between Central Wechsel -- und Creditbank AG and Enavest following the default of the repayment of a loan by Enavest, these shares are held of record by Central Wechsel -- und Creditbank AG. Central Wechsel -- und Creditbank AG's business and office address is located at Kaerntner Strasse 43, 1015 Vienna Austria.

 (5) According to their Form 4 dated September 10, 1999, these shares are held of record by Waveland Partners, L.P., Waveland Capital Management, L.P., Clincher Capital Corporation, Waveland Capital Management, LLC, Waveland Partners, Ltd., and Waveland International, Ltd. The address for all of these entities is 227 West Monroe, Suite 4800 Chicago, Illinois 60606.

 (6) According to reports he has filed with the SEC and communications he has had with the Company, Mr. Weissenberger is the record holder of 6,500 shares and is the beneficial owner of 566,667 shares owned of record by Lude Management Corp. Mr. Weissenberger's mailing address is Chemin De La Dole, CH 1274 Signy, Switzerland.

 (7) According to the Schedule 13G, dated January 13, 2000, of Lawrence A. Heller, Quadrangle Offshore (Cayman) LLC is the beneficial owner of these shares. The mailing address for Quadrangle Offshore (Cayman) LLC is c/o Goldman Sachs (Cayman) Trust, Ltd., Harbour Centre, 2nd Floor, P.O. Box 896, George Town, Grand Cayman, Cayman Islands, B.W.I. The mailing address for Lawrence A. Heller is 6 East 45th Street, Suite 805, New York, New York 10017.

 (8) According to the Schedule 13D, dated January 2, 2001, of Steel Partners II, L.P. and Warren G. Lichtenstein, as Chairman of the Board, Chief Executive Officer and Secretary of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P., these shares are held of record by Steel Partners II, L.P. The principal business address of Steel Partners II, L.P., Steel Partners, L.L.C. and Mr. Lichtenstein is 150 East 52nd Street, 21st Floor, New York, New York 10022.

 (9) Mr. Tietz may purchase 21,600 shares by exercising outstanding options before November 24, 2001, and may purchase an additional 300,000 shares by exercising outstanding options on or before December 10, 2008.

(10) Mr. Younger may purchase 10,800 shares by exercising outstanding options on or before November 24, 2001.

(11) Messrs. Foy and Kirby may each purchase 10,800 shares by exercising outstanding options on or before November 24, 2001, and may each purchase an additional 20,000 shares by exercising outstanding options on or before February 4, 2010.

(12) Mr. Sciacovelli may purchase 5,400 shares by exercising outstanding options on or before November 24, 2001, and may purchase an additional 20,000 shares by exercising outstanding options on or before February 4, 2010.

  *  Less than one percent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors and executive officers, and beneficial owners of more than 10 percent of the Company's common shares must file reports with the Securities and Exchange Commission indicating the number of the Company's common shares they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to the Company. Based on its review of the copies of beneficial ownership reports received by it, or written representations from certain persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended December 31, 2000, all filing requirements applicable to our officers, directors, and greater than ten-percent beneficial owners were complied with except that John M. Foy, Nico Sciacovelli and John C. Kirby each reported a stock option grant on Form 3, rather than on Form 4.

                                 OTHER MATTERS

     The proxyholders are authorized to vote, in their discretion, upon any other business that comes before the annual meeting and any adjournment of the meeting. The Board knows of no other matters which will be presented to the meeting.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Without prejudice to the statutory rights granted under Luxembourg law to shareholders who alone or in aggregation with other shareholders control 20% of the common shares of the Company, proposals of shareholders intended to be presented at the 2002 annual meeting of shareholders must, in addition to satisfying the other requirements of the Securities and Exchange Commission's rules and regulations, be received by the Company at its principal executive
offices on or before             ,        [calculate 120 calendar days before
the date of release of this Proxy Statement to shareholders] in order to be considered for inclusion in the Company's Proxy Statement for the Company's 2002 annual meeting.

                               OTHER INFORMATION

     Shareholders are invited to visit the Company's internet website at www.cronos.com for real-time information throughout the year about the Company and links to SEC filings of the Company.

                                          By Order of the Board of Directors,


                                          Dennis J. Tietz
                                          Chairman of the Board and
                                          Chief Executive Officer

Luxembourg
            , 2001

                                                                      APPENDIX A







                                THE CRONOS GROUP

                             1999 STOCK OPTION PLAN

           (Filed with the Commission pursuant to Instruction No. 3 to Item 10 of Schedule 14A; the 1999 Stock Option Plan will not be included in the Proxy Statement distributed to shareholders for the 2001 Annual Meeting)

                                THE CRONOS GROUP

                             1999 STOCK OPTION PLAN

 1. PURPOSE

     (a) The purpose of The Cronos Group 1999 Stock Option Plan (the "Plan") is to advance the interests of The Cronos Group (the "Company") by providing key officers and employees of the Company and of subsidiaries of the Company with a proprietary interest in the Company and by aligning the interests of such officers and employees with the long-term interests of the stockholders of the Company.

     (b) The Plan is the successor to The Cronos Group Management Equity Investment Plan (the "Predecessor Plan"). From and after the effective date of the Plan as provided in Section 13 below, no further awards shall be made under the Predecessor Plan.

 2. ADMINISTRATION

     (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority, in its sole discretion, to determine all matters relating to options (hereafter, "Options") granted under the Plan, including selection of the individuals to be granted Options, the type of Options granted, the number of the Company's common shares ("Shares"), $2 par value per share (the "Common Stock") subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option, and the terms of any option agreement or notice. The Plan shall be administered with a view to qualifying the grant of options under the Plan for the exemptive provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All decisions made by the Committee pursuant to the provisions of the Plan and all determinations made by the Committee pursuant to such provisions and related resolutions of the Board shall be final and conclusive.

 3. ELIGIBILITY

     (a) Options may be granted under the Plan to those officers and employees of the Company as the Committee from time to time selects. Individuals who are not employees of the Company may not be granted Incentive Stock Options (as defined in Section 6 hereof). For purposes of this Section 3, the "Company," with respect to all Options under the Plan, other than Incentive Stock Options, includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee. With respect to Incentive Stock Options, the "Company" includes any subsidiary of the Company in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Each grant of an option pursuant to the Plan shall be evidenced by a stock option agreement ("Option Agreement") executed by the officer or employee to whom the option is granted and the Company (as defined in subsection (a) above) that is the employer of the officer or employee. Each Option Agreement shall incorporate such terms and conditions as the Committee, in its discretion, deems consistent with the terms of the Plan.

 4. SHARES SUBJECT TO THE PLAN

     (a) The stock offered under the Plan shall be Shares of Common Stock and may be unissued Shares or Shares now held or subsequently acquired by the Company as treasury Shares, as the Board may from time to time determine. Subject to adjustment as provided herein, the aggregate number of Shares that may be issued under the Plan shall not exceed Five Hundred Thousand (500,000). The aggregate number of Shares that may be covered by Options granted to any one individual during the term of the Plan shall not exceed Eighty Thousand (80,000).

     (b) Any Shares subject to an Option granted under the Plan that are not purchased thereunder shall again be available for the granting of Options under the Plan.

 5. ADJUSTMENT OF SHARES AVAILABLE

     The aggregate numbers of Shares available for Options under the Plan, the maximum number of Shares that may be subject to Options granted under the Plan to any individual under the Plan, and the exercise price per Share (but not the total price) for Options outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from any split-up, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares or any like capital adjustment or the payment of any stock dividend.

 6. GRANT OF OPTIONS

     (a) The Committee may grant two types of Options to participants in the
Plan: Incentive Stock Options and Nonqualified Stock Options (as said terms are defined in subsection (b) below). The Committee may grant one or both types of Options to a participant (referred to hereinafter as an "Optionee") in the Plan.

     (b) The Committee may grant Options, designated as "Incentive Stock Options," which comply with the provisions of Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options." Nonqualified Stock Option Agreements between the Company and Optionees shall state that the Option is not intended to be an Incentive Stock Option. The price at which Shares may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of such Shares at the time such Option is granted. For purposes of the Plan, "Fair Market Value" as to a particular day equals the closing sales price of the Common Stock on the NASDAQ National Market as reported for such day (or, if there were no sales on such day, the average of the highest and the lowest quoted selling prices on said market for the preceding business day on which sales of Common Stock did occur) as reported in The Wall Street Journal or such other source as the Committee deems reliable. The exercise price at which Shares may be purchased upon exercise of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of such Shares, but the Committee shall have the discretion to determine the date as of which or the period of time over which the Fair Market Value of such Shares shall be determined. The Committee shall set the term of each Option, but no Incentive Stock Option shall be exercisable more than 10 years after the date such Option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the Option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular Optionee become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code), such Options shall be treated as a Nonqualified Stock Option.

     (c) No Incentive Stock Option shall be granted to an Optionee who owns of record, or is known by the Company to own beneficially, more than 10% of the total combined voting power of all classes of stock of the Company.

 7. OPTION EXERCISE

     (a) Subject to the provisions of Section 9 hereof, no Option shall be exercisable unless the Optionee remains in the Company's employ for at least 12 months after the granting of the Option.

     (b) Unless a different schedule is specified by the Committee in the Option Agreement entered into with an Optionee, an Option granted under the Plan shall become exercisable over a period of four (4) years, as follows. Conditional upon the Optionee's continuous employment by the Company following the date of grant of an Option to the relevant anniversary date, an Optionee shall have the right to purchase one-quarter (25%) of the Shares subject to the Option granted to the Optionee (hereinafter the "Optioned Shares") on each of the first four anniversaries of the date of grant of the Option. Any Optioned Shares that an Optionee has the right to purchase but elects not to purchase shall remain available for purchase by the Optionee under the terms of his or her Option Agreement and the provisions of the Plan.

     (c) No Optioned Shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, and until a payment in full of the Option price thereof (in cash or stock as provided below) is received by the Company. No Optionee, or any legal representative, legatee, or distributee of an Optionee shall be or be deemed to be a holder of Optioned Shares unless and until such Shares are issued.

     (d) No Option may at any time be exercised with respect to a fractional Share.

     (e) An Optionee may exercise an Option using as the form of payment (i) cash or a cash equivalent, (ii) consideration received by the Company under a cashless exercise program implemented by the Company with respect to Options granted hereunder, (iii) stock-for-stock payment (as described in paragraph (f) below), (iv) any combination of the above, or (v) such other means as the Committee may approve.

     (f) An Optionee who owns Common Stock may use such Shares, the value of which shall be determined as the Fair Market Value of such Shares on the date the Option is exercised, as a form of payment to exercise Options under the Plan. The Committee, in its sole discretion, may restrict or rescind this right by notice to Optionees. An Option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole Shares of Common Stock having a Fair Market Value equal to or less than the exercise price. If an Option is exercised by surrender of Common Stock having a Fair Market Value less than the exercise price, the Optionee must pay the difference in cash.

 8. EXERCISE OF OPTION UPON TERMINATION OF EMPLOYMENT

     (a) In the event that an Optionee's status as an employee of the Company terminates, other than upon the Optionee's death or disability, and other than upon the Optionee's termination for cause, the Optionee may exercise his or her Option, but only within thirty (30) days (or such other period of time, not exceeding ninety (90) days, as is determined by the Committee), and, subject to the provisions of Section 9 hereof, only to the extent that the Optionee was entitled to exercise the Option at the date of termination (but in no event later than the expiration of the term of said Option as set forth in the Optionee's Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, then the Optioned Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified hereunder or by the Committee, then the Option shall terminate, and the Shares covered by such Option and not purchased thereunder shall revert to the Plan. In the event that an Optionee's status as an employee of the Company is terminated for cause, then all rights of the Optionee under his or her Option to purchase Optioned Shares shall terminate on the date of termination of employment. Termination for cause shall include an Optionee's non-performance of, or willful misconduct in the performance of, his or her duties to the Company, or willful misconduct amounting to moral turpitude so as to affect the Optionee's ability to adequately perform services on behalf of the Company.

     (b) Subject to the provisions of Section 9 hereof, if an Optionee's employment terminates for any reason, including death or disability, within 12 months of the grant date of an Option, such Option shall expire as of the date of such termination of employment and the Optionee and the Optionee's legal representative shall forfeit any and all rights pertaining to such Option.

 9. EXERCISE OF OPTION UPON TERMINATION AFTER CHANGE IN CONTROL

     (a) If an Optionee resigns from the Company or is terminated by the Company (other than for cause, as defined in Section 8(a) hereof) within twelve (12) months following a "Change in Control" (as defined in subsection (b) below), then and in such event, the Option granted to the Optionee shall become fully vested. In such event, the Optionee may exercise his or her Option at any time within ninety (90) days from the date of such resignation or termination. If the Optionee does not exercise his or her Option within the time specified herein, then the Option shall terminate and the Optioned Shares covered by such Option and not purchased by the Optionee shall revert to the Plan.

     (b) For purposes of this Section 9, a "Change in Control" refers to:

          (i) the acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the Common Stock of the Company then outstanding, but shall not include any such acquisition by:

             (A) the Company;

             (B) any subsidiary of the Company;

             (C) any employee benefit plan of the Company or of any subsidiary of the Company;

             (D) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

             (E) any person who, as of June 30, 1999, was the beneficial owner of 20% or more of the shares of Common Stock outstanding on such date unless and until such Person, together with all affiliates and associates of such person, becomes the beneficial owner of 25% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred; or

             (F) any person who becomes the beneficial owner of 20% or more, or, with respect to a person described in clause (E) above, 25% or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such person, after becoming aware that such person has become the beneficial owner of 20% or more, or 25% or more, as the case may be, of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred; or

          (ii) the situation where individuals who, as of the date that this Plan is approved by the Board, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board), cease for any reason to constitute at least a majority of such Board.

10. TRANSFERABILITY

     (a) The right of any Optionee to exercise an Option granted under the Plan shall, during such Optionee's lifetime, be exercisable only by such Optionee, and shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution.

     (b) In the event that an Optionee's status as an employee of the Company terminates as a result of the Optionee's "Disability", the Optionee may exercise his or her Option at any time within ninety (90) days from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such Option as set forth in the Optionee's Option Agreement). If, at the date of termination by reason of Disability, the Optionee is not entitled to exercise his or her entire Option, the Optioned Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Optioned Shares covered by such Option and not purchased by the Optionee shall revert to the Plan.

     (c) In the event of the death of an Optionee, the Option may be exercised at any time within ninety (90) days following the date of death by the personal representative of the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death (and in no event later than the expiration of the term of such Option as set forth in the Optionee's Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Optioned Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the personal representative of the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Shares covered by such Option and not purchased thereunder shall immediately revert to the Plan.

11. WITHHOLDING TAXES; OTHER DEDUCTIONS

     Whenever the Company proposes to deliver Shares upon an Optionee's exercise of an Option, or whenever an Optionee disposes of Shares acquired upon exercise of an Option, the Company shall have the right to require the Optionee who is to receive the Optioned Shares, or who disposes of the Optioned Shares, to remit to the Company, prior to the delivery of any certificate or certificates for such Shares, or upon disposition of Shares, as the case may be, or to withhold from any payment by the Company to the Optionee, such amounts as the Company deems necessary to satisfy any Federal, state, local, or foreign withholding tax requirements, including, but not limited to, income tax, FICA withholding, and excise tax. The Optionee shall be personally obligated to pay any and all taxes of any kind which may be imposed on the Optionee or result from the grant of the Option, the exercise of the Option, and the disposition of Optioned Shares acquired upon exercise of the Option, or the ownership of the Option (or Optioned Shares acquired thereunder) during the Optionee's lifetime or at death.

12. MERGER OR SALE OF ASSETS OF THE COMPANY

     In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option or right, the Committee shall, in lieu of such assumption or substitution, provide the Optionee with the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be exercisable. If the Committee makes an Option fully exercisable in lieu of its assumption or substitution in the event of a merger or sale of assets of the Company, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this Section, an Option shall be considered assumed if, following the merger or sale of assets of the Company, the Option confers upon the Optionee the right to purchase, for each Share of Optioned Shares subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock of the Company for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of the Optioned Shares, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets of the Company.

13. STOCKHOLDER APPROVAL AND ADOPTION

     The Plan shall be submitted to the stockholders of the Company for their approval and adoption. The Plan shall not be effective and no Options shall be granted thereunder unless and until the Plan has been so approved and adopted. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the stockholders duly held by a vote taken in the manner required by the laws of Luxembourg. To the extent required by the place of the Company's organization, the Plan and/or any redemption or repurchase of Shares under the terms of the Plan shall be re-submitted for the approval of the stockholders of the Company.

14. TERM OF THE PLAN

     The Plan shall become effective upon its adoption by the stockholders pursuant to the provisions of Section 13 hereof, and shall remain in full force and effect through December 31, 2002, unless sooner terminated by the Board. After the Plan is terminated, no future Options may be granted but Options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions and subject to any further stockholder approval as may be required under the law of the jurisdiction in which the Company is then organized.

15. PLAN AMENDMENT

     (a) The Committee or the Board may amend, suspend or terminate the Plan at any time, provided, however, that no such amendment shall be made without the approval of the Company's shareholders (a) that would increase the number of Shares of Common Stock available for issuance in accordance with Section 4 hereof (in the aggregate or to any one individual); (b) that modifies the formula for determining the exercise price of Options granted under the Plan, as said formula is set forth in Section 6(b) hereof, which would reduce the exercise price of Options granted under the Plan; or (c) if such approval is required -- (i) to comply with Section 422 of the Code with respect to Incentive Stock Options, or (ii) for purposes of Section 162(m) of the Code.

     (b) The Board may adopt an annex to this Plan, revising or supplementing its terms and provisions, for the purpose of qualifying the Plan or the part so supplemented or revised for favorable tax treatment of employees of the Company or any subsidiary of the Company who are taxable in the United Kingdom and may submit the annex for the approval of the Inland Revenue, provided, however, that no such annex shall increase the number of Shares of Common Stock available for issuance in accordance with Section 4 hereof (in the aggregate or to any one individual) and no such annex shall provide for the grant of Options with an exercise price of less than 100% of the Fair Market Value of the Shares subject to such Options at the time they are granted.

16. BIFURCATION OF THE PLAN

     Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers of the Company subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

PRELIMINARY COPY

                                   DETACH HERE
                                      PROXY
                                THE CRONOS GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CRONOS GROUP FOR THE ANNUAL MEETING TO BE HELD ON JUNE 1, 2001

The undersigned hereby appoints Maurice Taylor, S. Nicholas Walker, and Frank P. Vaughan, and each of them, proxies, with full power of substitution, to vote all common shares of The Cronos Group that the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Hotel Le Royal, 12 Boulevard Royal, Luxembourg, on Friday, June 1, 2001 at 10:00 a.m., local time, and at any adjournment, postponement, or continuation thereof. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement, or continuation thereof. The undersigned revokes all proxies previously given to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE ADOPTION OF PROPOSALS 2 THROUGH 6.


SEE REVERSE SIDE          TO BE SIGNED ON REVERSE SIDE         SEE REVERSE SIDE

                                  Reverse side
                                     [LOGO]




[x]  Please mark votes as in this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IF YOU GIVE NO DIRECTION, WE WILL VOTE YOUR SHARES OF COMMON STOCK "FOR" ALL PROPOSALS. WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS



1.     Elect Two Directors

       The Nominees Are:  Dennis J. Tietz and Peter J. Younger

       [ ]     FOR ALL NOMINEES (EXCEPT AS INDICATED BELOW)

       [ ]     WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

              TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME BELOW)

              -------------------------------------------

2. Approve the amendment to the Company's 1999 Stock Option Plan to increase the limit on the per participant award of stock options from 80,000 to 100,000 shares.

        [ ]    FOR           [ ]    AGAINST [ ]    ABSTAIN

3. Approve the appointment of Deloitte & Touche S.A. as the independent auditors for fiscal year 2001 and authorize the directors to fix the auditors' remuneration.

        [ ]    FOR           [ ]    AGAINST [ ]    ABSTAIN

4. Approve the Company's consolidated and unconsolidated financial statements for the year ended December 31, 2000 and the reports of the independent auditors and of the Board of Directors thereon.

        [ ]    FOR           [ ]    AGAINST [ ]    ABSTAIN

5.     Discharge the following members of the Board of Directors pursuant to the
       Article 74 of the Companies Law (10 August 1915) from the execution of their mandate for the year ended December 31, 2000: Dennis J. Tietz, Peter J. Younger, Maurice Taylor, Charles Tharp, S. Nicholas Walker, and Robert M. Melzer.

        [ ]    FOR           [ ]    AGAINST [ ]    ABSTAIN

6. Approve the allocation of the profit/loss reported by the Company for the year ended December 31, 2000.

        [ ]    FOR           [ ]    AGAINST [ ]    ABSTAIN

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and at any adjournment, postponement, or continuation thereof.

Please mark, sign, date, and return this Proxy in the accompanying prepaid envelope. Please sign exactly as your name appears on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, both owners should sign.


Signature:                                         Date:
          ----------------------                        -----------------

Signature:                                         Date:
          ----------------------                        -----------------


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